UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Post-Effective Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Red Cat Holdings, Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	86-0490034 (I.R.S. Employer Identification No.)
15 Ave. Munoz Rivera, Ste. 2200 San Juan, PR (Address of Principal Executive Offices)	00901 (Zip Code)
2019 Equity Incentive Plan (Full title of the plan)
VCorp Services, LLC, 701 S. Carson St., Ste. 200, Carson City, NV 89701 (Name and address of agent for service)
(833) 373-3228 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

☐ Large accelerated filer ☐ Accelerated filer

☐ Non-accelerated filer ☒ Smaller reporting company

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

________________

 As permitted by Rule 429 of the Securities Act of 1933, as amended, the prospectus filed as part of this Post-Effective Amendment No. 2 to Form S-8 is a combined resale prospectus which will be deemed a Post-Effective Amendment to the Registrant’s Registration Statement on Form S-8, registration nos. 333-134368 and 333-83636.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 2 to Form S-8 is being filed to: (1) increase the number of shares registered from 8,750,000 shares to 11,750,000 shares, in accordance with an amendment to Plan approved by a majority of the shareholders of the Company on November 6, 2023; and (2) to update the reoffer prospectus included in the registration statement in accordance with Part I of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). We previously filed a registration statement on Form S-8 on May 19, 2021 (registration no. 333-256279), as amended on May 6, 2022, relating to common stock to be granted under our 2019 Equity Incentive Plan (the “Plan”). The reoffer prospectus may be utilized for reoffering and resales of shares of our common stock, par value $0.0001 per share, deemed “control securities” (as defined in General Instruction C to Form S-8) acquired pursuant to our Plan, in each case by an “affiliate” of us. The inclusion of any individual in the selling shareholder table of the reoffer prospectus should not be deemed a determination or an admission by us that such individual is in fact an affiliate of us.

Calculation of Filing Fee Tables

S-8/A
(Form Type)

Red Cat Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c)	11,750,000	3.00	$35,250,000	0.00014760	$5,202.90
Fees Previously Paid								$--
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$35,250,000		$5,202.90
	Total Fees Previously Paid							$2,625.22
	Total Fee Offsets							--
	Net Fee Due							$2,577.68

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the bid and asked price as of a specified date within 5 business days prior to the date of the filing of this Registration Statement.

(2)	Pursuant to Rule 416(a) under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

________________

Reoffer Prospectus

Red Cat Holdings, Inc.

5,262,963 Shares of Common Stock

This prospectus relates to the reoffer and resale by certain selling shareholders of shares of our common stock, Par Value $0.0001 per share, that have been or may be issued by us to the selling shareholders, either as issuance of common stock under, or upon the exercise of stock options granted under, our 2019 Equity Incentive Plan (the “Plan”).

We will not receive any of the proceeds from sales of the shares by any of the selling shareholders. The shares may be offered from time to time by any or all of the selling shareholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions at such prices they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution” beginning on page 21. All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling shareholders (or their donees and pledgees).

     Our common stock is listed on The Nasdaq Capital Market under the symbol “RCAT.” The last reported per share price for our common stock was $3.00, as quoted on The Nasdaq Capital Market on August 20, 2024.

      Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2024.

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement. This summary is not intended to be complete and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus supplement before making an investment decision.

Unless the context otherwise requires, references to the "Company", "we", "us", or "our", are to Red Cat Holdings, Inc., a Nevada corporation, including its wholly owned consolidated subsidiaries Skypersonic, Inc. (“Skypersonic”), Teal Drones, Inc. (“Teal”), and Red Cat Propware, Inc. (“Propware”), as well as Rotor Riot LLC (“Rotor Riot”), Fat Shark Holdings, Ltd. (“Fat Shark”), which were wholly owned subsidiaries until February 16, 2024.

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Overview

The Company was originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. (“Red Cat” or the “Company” or “we”) and our operating focus to the drone industry.

Prior to the share exchange agreement, Propware was focused on the research and development of software solutions that could provide secure cloud-based analytics, storage and services for the drone industry. Following the share exchange agreement and its name change, Red Cat has completed a series of acquisitions and financings which have broadened the scope of its activities in the drone industry. These acquisitions included:

•	In January 2020, we acquired Rotor Riot, a reseller of drones and related parts, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. The total purchase price was $2.0 million.

•	In November 2020, the Company acquired Fat Shark which sells consumer electronics products to the first-person view (“FPV”) sector of the drone industry. Fat Shark’s flagship products are headsets with a built-in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera typically mounted on an aerial platform or drone. The total purchase price was $8.4 million.

•	In May 2021, we acquired Skypersonic, a provider of drone products and software solutions that enable drone inspection flights that can be executed by pilots anywhere in the world. Skypersonic powers drones to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is denied or unavailable. The total purchase price was $2.8 million.

•	In August 2021, the Company acquired Teal, a leader in providing sophisticated and complex unmanned aerial vehicle ("UAV") technology, primarily drones, to government and commercial enterprises, most notably, the military. Teal manufactures drones approved by the U.S. Department of Defense for reconnaissance, public safety, and inspection applications. The total purchase price was $10.0 million.

Following the Teal acquisition in August 2021, we concentrated on integrating and organizing these businesses. Effective May 1, 2022, we established the Enterprise segment and the Consumer segment to focus on the unique opportunities in each sector. The Enterprise segment’s initial strategy was to provide UAVs to commercial enterprises, and the military, to navigate dangerous military environments and confined industrial and commercial interior spaces. Subsequently, the segment narrowed its near-term attention on the military and other government agencies. Skypersonic's technology has been redirected to military applications and its operations consolidated into Teal.

The Enterprise segment’s current business strategy is focused on providing integrated robotic hardware and software for use across a variety of applications. Its solutions provide critical situational awareness and actionable intelligence to on-the-ground warfighters and battlefield commanders as well as firefighters and public safety officials. Our Enterprise segment’s efforts are centered on developing and scaling an American made family of systems. We have since completed construction of a manufacturing facility in Salt Lake City and believe that an increased focus by the United States government and American businesses on purchasing products that are “Made in America” provide our Enterprise segment with a competitive advantage.

On February 16, 2024, we closed the sale of our Consumer segment, consisting of Rotor Riot and Fat Shark, to Unusual Machines, Inc. (or “Unusual Machines” or “UMAC”). The sale reflects our decision to focus our efforts and capital on defense where we believe there are more opportunities to create long term shareholder value. The transaction closed concurrently with UMAC’s initial public offering and listing on the NYSE American exchange (“IPO”) under the symbol “UMAC.” The total consideration received by us was valued at $20 million and consisted of i) $1 million in cash, ii) $2 million in a secured promissory note (“Promissory Note”), iii) $17 million in securities of Unusual Machines, and iv) a post-closing adjustment for excess working capital. We applied the equity method of accounting to our securities in UMAC and concluded that our investment in UMAC was other-than-temporarily impaired and recognized an impairment charge of $11,353,875 for the year ended April 30, 2024. On July 22, 2024, we sold all of our securities in UMAC to two unaffiliated third-party purchasers for a total of $4.4 million in cash.

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Key Business Accomplishments during Fiscal 2024 and to date include:

Scaling Teal 2, a military-grade sUAS Designed to “Dominate the Night™”

Following its acquisition by Red Cat in August 2021, Teal accelerated efforts on the development of its next generation drone for our Enterprise segment. These efforts culminated in the launch of the Teal 2 in April 2023. The Teal 2 is the first small, unmanned aircraft system (“sUAS”) designed to “Dominate the Night”, when most combat operations take place, through its enhanced capabilities. The Teal 2 offers the latest intelligence, surveillance, and reconnaissance (“ISR”) technology and delivers time-critical information that enables the warfighter to make faster and smarter decisions.

The Teal 2 is manufactured exclusively at Teal’s purpose-built factory in Salt Lake City, Utah. Teal originally moved into the facility in October 2021. In January 2022, Teal doubled the size of the facility, which now totals approximately 22,000 square feet, to fully scale production capacity to meet the forecast growth in demand and to house its expanding team of software and technology engineers. We believe that maximum production capacity for this facility can reach 5,000 or more drones per month over the next few years, provided that additional capital investments are made and manufacturing efficiencies realized. Manufacturing in the United States, “Made in the USA,” is a critical consideration of the U.S. government and other state and local government agencies.

During Fiscal 2024, Teal continued to scale the manufacturing facility, including dedicated teams for production and assembly, manufacturing engineering, supply chain and logistics, warranty and returns, as well as a flight operations team that is focused on manufacturing and quality assurance and quality control.

Designation of Teal 2 as Blue UAS received from U.S. Department of Defense

In June 2023, the Teal 2 received clearance from the U.S. Department of Defense ("DoD") to be designated as a Blue UAS. The DoD defines these drones as NDAA (National Defense Authorization Act) compliant, validated as cyber secure, and safe to fly. This designation enables Teal to fill orders from federal, state, and local government agencies subject to oversight by the DoD, including those orders that were contingent upon receiving certification. In addition, many governments of allied nations are more likely to purchase Blue UAS approved drones. Teal's legacy drone, the Golden Eagle, is also on the cleared list.

After the U.S. Army banned its forces from using Chinese-made quadcopters due to security risks (the radio controls of the drone are unencrypted and the devices could potentially capture, store and upload sensitive information to the Chinese government), the DoD began developing its own alternatives under a defense program known as Blue sUAS. Blue sUAS is an initiative of the Defense Innovation Unit (“DIU”), the only DoD organization focused on accelerating the adoption of commercial and dual use technology to solve operational challenges at a speed and scale that is faster and higher than normal for government agencies.

Red Cat Futures Initiative

In May 2024, we announced the formation of the Red Cat Futures Initiative (RFI). RFI is an independent, industry-wide consortium of robotics and autonomous systems (RAS) partners dedicated to putting the most advanced and interoperable uncrewed aircraft systems into the hands of warfighters. Anchored by Red Cat’s Teal Drones, the RFI unites the world’s most innovative UAS hardware and software companies focused on AI/ML, swarming, FPV, command and control, and payloads.

Founding members include Ocean Power Technologies (NYSE: OPTT), Sentien Robotics, Primordial Labs, Athena AI, Unusual Machines, Reach Power, Doodle Labs, and MMS Products. The shared goal is advocacy, integrations and co-marketing that bridges considerable technology gaps through modular open architecture.

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Government Contracts and Orders

The Enterprise segment is focused on U.S. federal government agencies, particularly the DoD, as its initial target market. Its longer term target customer base includes U.S. state and local government agencies, as well as governments of foreign allies. An overview of existing government contracts and recent developments include:

Finalist for Short Range Reconnaissance Program of Record

In March 2022, Teal was selected by the DoD’s DIU and the U.S. Army to compete in the Short Range Reconnaissance Tranche 2 (SRR T2) Program of Record. The rigorous technical requirements and program objectives of SRR T2 dramatically narrowed the field from 37 drone manufacturers down to two vendors. The Army has indicated that Tranche 2 and 3 have been combined and will represent the final tranche of the SRR program.

Teal was selected to develop a next-generation sUAS designed for intelligence, surveillance and reconnaissance (ISR) duties, with a focus on autonomous capability, for the U.S. Army. The ultimate goal of the SRR T2 program is to provide a small, rucksack portable, fully encrypted sUAS that provides all Army infantry platoons (consisting of 20-50 soldiers) with situational awareness beyond the next terrain.

As of May 2024, Teal has completed all milestones in its SRR T2 contract, whose value totaled $5.7 million. Teal expects the Army to announce vendor selection of a production award by the fourth quarter of calendar 2024.

U.S. Border Patrol

$1.8 Million Purchase Order from U.S. Border Patrol

In September 2023, Teal was awarded a $1.8 million contract from U.S. Customs and Border Protection to provide Teal 2 systems to U.S. Border Patrol. The U.S. Border Patrol is using the Teal 2 to provide supplemental airborne reconnaissance, surveillance and tracking capability, enhancing situational awareness for U.S. field commanders and agents.

Customs and Border Protection Contract Worth up to $90 Million over Five Years

In December 2021, Teal was one of only five contractors designated to participate in a firm, fixed price, multiple award blanket purchase agreement (BPA) by the United States Customs and Border Protection. The BPA has an estimated value of $90 million in total over a 5-year period.

The Department of Homeland Security agencies can place orders through the BPA for unmanned aircraft systems (UAS). The drones will provide supplemental airborne reconnaissance, surveillance, and tracking capability to enhance situational awareness for field commanders and agents in areas that lack nearby traditional surveillance systems or available manned air support.

U.S. Defense Logistics Agency

In August 2023, Teal received two purchase orders totaling $5.2 million from the U.S. Defense Logistics Agency (DLA). Both orders were requested by U.S. Air Force Security Forces, whose role is to defend Air Force bases and installations.

The procurements were sourced by global operations support company Noble Supply & Logistics, LLC (NOBLE) as part of the DLA’s Special Operational Equipment Tailored Logistics Support (“SOE TLS Program”). NOBLE is a DLA-designated provider for the SOE TLS Program. This 10-year program, capped at $33 billion, covers the delivery of logistics support to federal agencies, military bases and other DLA customers worldwide, helping them meet their special operational equipment requirements.

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NATO Allied Countries

In March 2024, Teal received $2.5 million in new contract awards with two NATO allied countries. As part of our expanded global sales strategy, the contract delivery featured Teal 2 drone systems, training, and accessories.

Product Development

Product development efforts in fiscal 2024 were focused on the scaling of the Teal 2 which was officially launched in April 2023 at the Army Aviation Mission Solutions Summit. Significant resources were also expended developing the next generation system under the Army's SRR Tranche 2 program.

Sales and Marketing

Since acquiring Teal in August 2021, we have built a sales and marketing team which presently consists of 16 direct and support professionals. Most of their efforts in fiscal 2024 were focused on developing relationships with the military agencies of the U.S. Federal Government. While the sales cycle for government agencies can be extensive and take considerable time and effort to establish, they can often become a long-term buyer once initial sales are closed.

During fiscal 2024, we continued global expansion efforts among U.S. allies. In December 2023, the team showcased the Teal 2 drone at Expodefensa 2023 in Latin America. Expodefensa 2023 is a main hub for security and defense in Latin America, allowing international exhibitors to present their systems and products in response to a growing regional demand. The aim of the event was to help governments and armed forces face their operational and capability challenges while playing a role in building a safer Latin America.

In February 2024, the team showcased the Teal 2 drone at the World Defense Show in Saudi Arabia. The World Defense Show provided a unique platform for the world’s defense industry to network, partner, share knowledge, and discover new innovations and capabilities across all defense domains. The World Defense Show attracted key defense figures, government officials, decision-makers, and thought leaders across all levels of the supply chain.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling shareholders will receive all of the proceeds from this offering.

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SELLING SHAREHOLDERS

The shares of common stock being offered by the selling shareholders are shares previously issued to the selling shareholders under the Plan, or that may be issued upon exercise of options previously granted to the selling shareholders under the Plan.   Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire common stock under the Plan may be added to the selling shareholders list below by a prospectus supplement filed with the Commission. The number of shares to be sold by any selling shareholder under this prospectus also may be increased or decreased by a prospectus supplement. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder as of August 20, 2024. The third column list the maximum number of shares of common stock to be sold by each selling shareholder pursuant to this prospectus. The fourth column lists the shares of common stock held by the selling shareholders following the completion of this offering.  Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o Red Cat Holdings, Inc., 15 Ave. Munoz Rivera, STE 2200, San Juan, PR 00901.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Jeffrey M. Thompson	[a]	13,208,724	1,848,992	11,359,732
Nicholas Liuzza., Jr.	[b]	1,451,682	386,417	1,065,265
Joseph Freedman	[c]	525,411	559,906	0
Christopher R. Moe	[d]	139,906	309,906	0
Paul E. Funk II	[e]	0	157,599	0
George Matus	[f]	418,700	1,118,700	0
Leah Lunger	[g]	532,341	881,443	0

(a)              Beneficial ownership consists of 12,292,057 shares of common stock and 916,667 shares issuable upon the exercise of options. The shares offered hereby consist of 98,992 issued and outstanding shares of common stock, and 1,750,000 shares issuable upon the exercise of stock options.

(b)              Beneficial ownership consists of 1,016,682 shares of common stock, 335,000 shares issuable upon the exercise of warrants, and 100,000 shares issuable upon the exercise of options. The shares offered hereby consist of 136,417 shares of issued and outstanding common stock, 100,000 shares issuable upon the exercise of stock options, and 150,000 shares issuable upon the vesting of restricted stock grants.

(c)              Beneficial ownership consists of 275,411 shares of common stock and 250,00 shares issuable upon the exercise of options. The shares offered hereby consist of 139,906 shares of issued and outstanding common stock, 250,000 shares issuable upon the exercise of stock options, and 170,000 shares issuable upon the vesting of restricted stock grants.

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(d)              Beneficial ownership consists of 139,906 shares of common stock. The shares offered hereby consist of 139,906 shares of issued and outstanding common stock and 170,000 shares issuable upon the vesting of restricted stock grants.

(e)              The shares offered hereby consist of 157,599 shares issuable upon the vesting of restricted stock grants.

(f)               Beneficial ownership consists of 393,700 shares of common stock and 25,000 shares issuable upon exercise of options. The shares offered hereby consist of 393,700 shares of issued and outstanding common stock, 25,000 shares issuable upon the exercise of stock options, and 700,000 shares issuable upon the vesting of restricted stock grants.

(g)              Beneficial ownership consists of 336,759 shares of common stock, 124,582 shares issuable upon the exercise of options, and 71,000 issuable upon exercise of options held by the selling shareholder’s spouse. The shares offered hereby consist of 335,729 shares of issued and outstanding common stock, 160,000 shares issuable upon the exercise of stock options, and 385,714 shares issuable upon the vesting of restricted stock grants.

PLAN OF DISTRIBUTION

Each selling shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

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Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the Selling Shareholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The Crone Law Group, P.C. has opined on the validity of the securities being offered hereby.

EXPERTS

The consolidated financial statements of the Company as of April 30, 2024 and 2023, and for the years then ended, included in this prospectus have been so included in reliance on the report of dbbmckennon, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

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This prospectus is part of a registration statement on Form S-8 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

Incorporation of Certain Documents by Reference

        The following documents, which have been filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this prospectus as of their respective dates:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the SEC on August 8, 2024;

•	our Current Reports on Form 8-K filed with the SEC on May 8, 2024; May 9, 2024; May 20, 2024; May 23, 2024; June 14, 2024; and July 23, 2024.

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

        All documents filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:

Red Cat Holdings, Inc.

15 Ave. Munoz Rivera, Ste. 2200

San Juan, PR 00901

(833) 373-3228

Item 4.        Description of Securities.

                    Not Applicable.

Item 5.        Interests of Named Experts and Counsel.

                    Not Applicable.

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Item 6.        Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our articles of incorporation and our bylaws.

Pursuant to our articles of incorporation and our bylaws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (other than an action by or in the right of us) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the company or is or was serving at the request of us as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a pleas of nolo contenders or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

Our articles of incorporation and bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of our company or procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of our company or is or was serving at our request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in our best interests: but no indemnification shall be made in respect to any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to us unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in the preceding two paragraphs or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

The indemnification provided by the provisions described in this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under our articles of incorporation, the bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Item 7.        Exemption from Registration Claimed.

                    Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description
5.1	Opinion of The Crone Law Group P.C. regarding validity of securities with consent to use
10.1	2019 Equity Incentive Plan, as amended
23.1	Consent of dbbmckennon, Independent Registered Public Accounting Firm

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Item 9.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Nevada Revised Statutes, the Articles of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in San Juan, Puerto Rico, on August 26, 2024.

Red Cat Holdings, Inc.

By: /s/ Jeffrey M. Thompson

Jeffrey M. Thompson

President and Chief Executive Officer

(Principal Executive Officer)

By: /s/ Leah Lunger

Leah Lunger

Chief Financial Officer

(Principal Financial Officer, and Principal Accounting Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Thompson as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities stated on August 26, 2024.

By: /s/ Jeffrey M. Thompson

Jeffrey M. Thompson

President and Chief Executive Officer

(Principal Executive Officer)

By: /s/ Leah Lunger

Leah Lunger

Interim Chief Financial Officer

(Principal Financial Officer, and Principal Accounting Officer)

By: /s/ Joseph Freedman

Joseph Freedman

Director

By: /s/ Nicholas Liuzza, Jr.

Nicholas Liuzza, Jr.

Director

By: /s/ Christopher R. Moe

Christopher R. Moe

Director

By: /s/ Paul E. Funk II

Paul E. Funk II

Director

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